Exhibit 99.3

Sussex Bancorp	Contact:	Donald L. Kovach
399 Route 23		President/CEO
Franklin, NJ 07416		973-827-2914

SUSSEX BANCORP ANNOUNCES FIRST QUARTER 2008 EARNINGS
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FRANKLIN, NEW JERSEY – April 17, 2008– Sussex Bancorp (NASDAQ: “SBBX”) today announced its financial results for the first quarter ended March 31, 2008.

For the quarter ended March 31, 2008, the Company earned net income of $637,000, a decrease of approximately 12.0 percent from net income of $724,000 for the first quarter of 2007.   Basic earnings per share for the two periods were $0.21 and $0.23, respectively.  Diluted earnings per share were $0.20 and $0.23 for the first quarter of 2008 and 2007, respectively.  The Company’s first quarter 2008 performance reflects increases in net interest income and non-interest income, offset by increased provision for loan losses and non-interest expense.

The Company’s net interest income increased $42 thousand, to $2.9 million for the quarter ended March 31, 2008 from $2.8 million for the first quarter of 2007. The Company’s interest income increased $204 thousand, or 3.8%, to $5.6 million for the three months ended March 31, 2008 from $5.4 million for the first quarter of 2007. However, the Company’s interest expense increased $162 thousand, or 6.4%, to $2.7 million for the first quarter of 2008 from $2.5 million for the first quarter of 2007.  The increase in interest expense reflects the continued competitive marketplace for cost effective deposits in the Company’s trade area, as well as an increase in the Company’s outstanding junior subordinated debentures related to the Company’s trust preferred securities. The Company’s outstanding junior subordinated debentures increased from $5.2 million at March 31, 2007 to $12.9 million at March 31, 2008. The Company believes that additional trust preferred securities have provided a cost efficient funding source for the continued growth in the Company’s loan portfolio.

The Company’s non-interest income increased to $1.7 million for the quarter ended March 31, 2008 from $1.6 million for the first quarter of 2007.  The increase in non-interest income is attributable to holding gains on trading securities, gains on sales of securities and increases in service fees on deposit accounts and ATM fees.  The Company’s non-interest expense increased to $3.5 million for the quarter ended March 31, 2008 from $3.2 million for the first quarter of 2007.  Salary and employee benefits increased by $97 thousand, occupancy expense increased $45 thousand attributable to increases in fuel costs, furniture, fixtures and equipment and data processing increased $35 thousand and FDIC insurance increased $86 thousand.

The Company’s total deposits increased to $319.2 million at March 31, 2008 from $293.9 million at March 31, 2007. The Company’s gross loans, net of unearned income increased $31.7 million to $302.4 million at March 31, 2008 from $270.7 million at March 31, 2007.  At March 31, 2008 the Company had total assets of $405.5 million, compared to total assets of $357.2 million at March 31, 2007.   The loan loss provision for the first quarter of 2008 was $173 thousand compared to $108 thousand for the same period last year.

Sussex Bancorp also announced that its Board of Directors declared a cash dividend of $0.07 per share, payable on May 15, 2008 to shareholders of record as of May 1, 2008.

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	March 31, 2008	March 31, 2007	December 31, 2007

Cash and due from banks	$11,934	$7,783	$7,985
Federal funds sold	10,350	2,665	3,790
Cash and cash equivalents	22,284	10,448	11,775

Interest bearing time deposits with other banks	100	100	100
Trading securities	13,834	13,476	14,259
Securities available for sale	48,997	44,945	48,397
Federal Home Loan Bank Stock, at cost	2,077	1,277	2,032

Loans receivable, net of unearned income	302,402	270,740	300,646
Less: allowance for loan losses	5,309	3,428	5,140
Net loans receivable	297,093	267,312	295,506

Premises and equipment, net	8,941	8,172	9,112
Accrued interest receivable	1,944	1,685	2,035
Goodwill	2,820	2,820	2,820
Other assets	7,435	7,017	7,496

Total Assets	$405,525	$357,252	$393,532

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$42,621	$37,215	$36,625
Interest bearing	276,626	256,696	271,913
Total Deposits	319,247	293,911	308,538

Borrowings	36,187	20,239	35,200
Accrued interest payable and other liabilities	2,336	2,708	2,467
Junior subordinated debentures	12,887	5,155	12,887

Total Liabilities	370,657	322,013	359,092

Total Stockholders' Equity	34,868	35,239	34,440

Total Liabilities and Stockholders' Equity	$405,525	$357,252	$393,532

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2008	2007
INTEREST INCOME
Loans receivable, including fees	$4,811	$4,653
Securities:
Taxable	524	396
Tax-exempt	236	250
Federal funds sold	24	92
Interest bearing deposits	1	1
Total Interest Income	5,596	5,392

INTEREST EXPENSE
Deposits	2,130	2,208
Borrowings	382	222
Junior subordinated debentures	193	113
Total Interest Expense	2,705	2,543

Net Interest Income	2,891	2,849
PROVISION FOR LOAN LOSSES	173	108
Net Interest Income after Provision for Loan Losses	2,718	2,741

OTHER INCOME
Service fees on deposit accounts	351	319
ATM fees	105	87
Insurance commissions and fees	743	854
Investment brokerage fees	47	157
Holding gains on trading securities	217	46
Gain on sale of securities, available for sale	84	-
Other	132	123
Total Other Income	1,679	1,586

OTHER EXPENSES
Salaries and employee benefits	1,879	1,782
Occupancy, net	358	313
Furniture, equipment and data processing	373	338
Stationary and supplies	43	46
Professional fees	109	139
Advertising and promotion	126	104
Insurance	38	46
Postage and freight	38	40
Amortization of intangible assets	15	37
Other	494	395
Total Other Expenses	3,473	3,240

Income before Income Taxes	924	1,087
PROVISION FOR INCOME TAXES	287	363
Net Income	$637	$724

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2008			2007
	Average		Average	Average		Average
Interest earning assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$22,643	$352	6.25%	$23,640	$328	5.63%
Taxable	40,389	524	5.22%	34,149	396	4.70%
Total securities	63,032	876	5.59%	57,789	724	5.08%
Total loans receivable (4)	300,024	4,811	6.45%	266,252	4,653	7.09%
Other interest-earning assets	2,941	25	3.42%	6,819	93	5.53%
Total interest earning assets	365,997	$5,712	6.28%	330,860	$5,470	6.70%

Non-interest earning assets	29,437			27,298
Allowance for loan losses	(5,226)			(3,385)
Total Assets	$390,208			$354,773

Interest bearing liabilities:
Interest bearing deposits:
NOW	$59,235	$244	1.66%	$57,140	$314	2.23%
Money market	32,716	215	2.65%	35,400	343	3.92%
Savings	38,504	112	1.17%	39,884	90	0.91%
Time	136,092	1,559	4.61%	124,130	1,462	4.78%
Total interest bearing deposits	266,547	2,130	3.21%	256,554	2,208	3.49%
Borrowed funds	35,650	382	4.24%	18,777	222	4.72%
Junior subordinated debentures	12,887	193	5.91%	5,155	113	8.74%
Total interest bearing liabilities	315,084	$2,705	3.45%	280,486	$2,543	3.68%

Non-interest bearing liabilities:
Demand deposits	38,653			37,294
Other liabilities	1,844			2,159
Total non-interest bearing liabilities	40,497			39,453
Stockholders' equity	34,627			34,834
Total Liabilities and Stockholders' Equity	$390,208			$354,773

Net Interest Income and Margin (5)		$3,007	3.30%		$2,927	3.59%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets